                                  EXHIBIT 23.3
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated Janex International, Inc. 2000 Combination Stock Option Plan of our report dated April 28, 2000 with respect to the consolidated financial statements of Janex International, Inc. (a Colorado corporation) included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Abrams & Company, P.C.

Melville, New York
November 20, 2000